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                                                                    Exhibit 99.1

          PRELIMINARY INJUNCTION GRANTED IN FAVOR OF HOTJOBS.COM, LTD.

NEW YORK - March 9, 2000 - By an order and letter opinion entered by Judge R. Terrence Ney today, the Circuit Court for Fairfax County, VA granted HotJobs.com's motion for a Temporary and Preliminary Injunction and enforced an agreement between HotJobs.com and Digital City, Inc. ("DCI")

As disclosed in the press release issued by HotJobs.com [Nasdaq: HOTJ] on January 11, 2000, HotJobs.com filed a lawsuit against DCI, a subsidiary of America Online, Inc. ("AOL"), on December 20, 1999, in the Circuit Court for Fairfax County, VA.

On December 30, 1999, HotJobs.com filed a motion for a Temporary and Permanent Injunction. The Court conducted a hearing on HotJobs.com's motion on January 31 and February 1, 2000. A copy of the Order and the Court's letter opinion will be attached as exhibits to a Form 8-K, that HotJobs.com intends to file with the Securities and Exchange Commission today.

ABOUT HOTJOBS.COM
HotJobs.com is a leading Internet-based recruiting solutions company that provides a direct exchange of information between job seekers and employers. Over 3,200 member employers subscribe to the HotJobs.com online employment exchange, http://www.hotjobs.com. HotJobs.com also provides employers with additional recruiting solutions, such as its proprietary Softshoe(R) and ShoelaceTM recruiting software, its WorkWorld(TM) job fairs and online advertising and consulting services.

CONTACTS
For media:
Robert Liu                                         Peter Himler
HotJobs.com                                        Burson-Marsteller
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(212) 699-5316                                     (212) 614-4082
Bob@HotJobs.com                                    Peter_Himler@bm.com

For investors:
Eric Lipkind                                       Michael Lawson
HotJobs.com                                        Financial Relations Board
(212) 699-5327                                     (212) 661-8030
Eric@HotJobs.com                                   MLawson@frb.bsmg.com

"Safe Harbor" Statement Under The Private Securities Litigation Reform Act:
Statements in this release that are not strictly historical are "forward looking" statements which are subject to the many risks and uncertainties that exist in the Company's operations and business environment. These risks and uncertainties include, but are not limited to, the Company's limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement the Company's expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in the Company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 1999, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.